UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  February 5, 2013

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

David I. Johnson.  Alliqua, Inc. (the “Company”) previously announced a strategic realignment of the senior executive team, including the election on January 30, 2013 of David Johnson (one of our directors) as Chief Executive Officer.  On February 5, 2013 (effective February 4, 2013), the Company and Mr. Johnson entered into a new employment agreement.

David I. Johnson, age 55, had been named as a director of the Company and Executive Chairman of Aquamed Technologies, Inc., our wholly-owned subsidiary, on November 29, 2012.  Prior thereto, Mr. Johnson served as the chief executive officer of ConvaTec Inc., or ConvaTec, from 2008 through 2012.  ConvaTec was a division of Bristol-Myers Squibb, Inc. until 2008, when it was sold from its pharmaceutical parent to Avista Capital Partners and Nordic Capital in a deal valued at $4.1 billion.  ConvaTec is a leading developer and marketer of innovative medical technologies.  With four key business units – Ostomy Care, Wound Therapeutics, Continence and Critical Care, and Infusion Devices – ConvaTec provides a broad array of products and customer solutions developed from rigorous science and borne from collaboration with healthcare professionals and end-users.  Concurrently with the sale of ConvaTec to Avista Capital Partners and Nordic Capital, ConvaTec acquired the assets of Copenhagen-based Unomedical to expand ConvaTec’s manufacturing and infrastructure into Europe.  Prior to his tenure with ConvaTec, Mr. Johnson held several senior positions in the U.S., Europe and Canada with Zimmer Inc., Thermo Fisher Scientific Inc. and Baxter Corporation.  He served as a member of ConvaTec’s Board of Directors and the Board of the Advanced Medical Technology Association, or AdvaMed, where he chaired the Global Wound Sector Team for four years. Mr. Johnson received an undergraduate business degree in marketing from the Northern Alberta Institute of Technology in Edmonton, Alberta, Canada, completed the INSEAD Advanced Management Program in Fontainbleu, France, and is a fellow from the Wharton School of the University of Pennsylvania.

In connection with his appointment as Chief Executive Officer, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Johnson. The Employment Agreement has an initial term of three years and will be automatically renewed for an additional one-year term unless terminated by either party upon written notice provided not less than four months before the end of the initial term. Under the Employment Agreement, Mr. Johnson is entitled to an annual salary of $350,000, which may be increased, but not decreased, in the Board’s discretion. Mr. Johnson is also eligible to receive an annual bonus of up to 100% of his base salary, provided that he is employed with the Company on December 31 of the year to which the bonus relates. The amount of Mr. Johnson’s annual bonus, if any, will be determined based upon the achievement of certain performance criteria. The performance criteria for 2013 are to be determined within sixty (60) days of the date of the Employment Agreement.  The performance criteria for all future years will be set by the Compensation Committee of the Board after consultation with Mr. Johnson.  Mr. Johnson is also entitled to a monthly automobile allowance of $750, reimbursement of up to $200 per month for the cost of a term life insurance policy having a face amount of $1 million, and benefit plans provided by the Company to all employees and executive employees.

Mr. Johnson is entitled to receive the following equity awards pursuant to the Alliqua, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”) or, if there are not sufficient shares available under the 2011 Plan, pursuant to a stand-alone award agreement:

(i)
a nonqualified stock option to purchase a number of shares of the Company’s common stock equal to three percent of the Company’s total outstanding common stock (determined on a fully-diluted basis as of February 4, 2013), with the following terms: (A) an exercise price equal the fair market value of a share of common stock on the date of grant; (B) immediate vesting; and (C) a term of 10 years; and

(ii)
an award of nonqualified stock options on the last business day of each calendar quarter through February 4, 2016 relating to a number of shares of common stock equal to 0.333% percent of the Company’s outstanding common stock as of the date of grant (determined on a fully-diluted basis), with the following terms: (A) an exercise price equal to the fair market value of a share of common stock on the date of grant, (B) the first eight (8) grants will be 100% vested on the first anniversary of their respective dates of grant and the last four (4) grants will be 100% vested on the date of grant, (C) immediate vesting of any unvested restricted stock units upon the effective date of a “Change in Control” (as defined in the 2011 Plan) and (D) a term of ten years.

Mr. Johnson is also eligible to receive additional equity such amount and on such terms as is determined by the Board.  These options are in addition to the options he received upon joining the Company in November 2012, described in our Form 8-K dated December 5, 2012.

The employment agreement also contains certain confidentiality, non-solicitation and non-disparagement requirements for Mr. Johnson.

The Company has the right to terminate the Employment Agreement at any time for cause. “Cause” is defined as Mr. Johnson’s commission of any of the following: an act of theft, embezzlement or fraud; an act of intentional dishonesty or willful misrepresentation of a material nature; any willful misconduct with regard to the Company; a material breach of any fiduciary duties owed to the Company; conviction of, or pleading nolo contendere or guilty to, a felony or misdemeanor (other than a traffic infraction) that is reasonably likely to cause damage to the Company or its reputation; a material violation of the Company’s written policies, standards or guidelines that is not cured within 30 days; refusal to perform the material duties and responsibilities required by the Employment Agreement, subject to a 30 day cure period; and a material breach of the Employment Agreement or any other agreement to which Mr. Johnson and the Company are parties that is not cured within 30 days. The Employment Agreement may also be terminated by either party at any time without cause upon 30 days written notice, and by Mr. Johnson with good reason upon 90 days written notice, which shall include a 30 day cure period. “Good Reason” is defined as the occurrence, without Mr. Johnson’s prior written consent, of a material reduction in base salary, a material diminution in title, duties, responsibility or authority, relocation of his primary office to an office located 35 miles from the office in Langhorne, Pennsylvania, a material breach by the Company of any agreement with Mr. Johnson or failure by the Company to have any successor assume the Employment Agreement.

If Mr. Johnson is terminated by reason of death or disability, the Company will pay to him or his estate or a pro rata portion of any earned, but unpaid, bonus for services rendered during the year preceding the date of termination. If Mr. Johnson’s employment is terminated by the Company without cause or by him with good reason, subject to compliance with the confidentiality, non-solicitation and non-disparagement requirements of the Employment Agreement and the execution of a release of claims, (i) the Company will pay him an amount equal to the sum of 24 months base salary; (ii) either his pro rata bonus for the year if termination of employment is in the first two years of the term, or two years of bonus calculated at the target bonus level (payable over 24 months) if termination is after the first two years of the term ; (iii) all outstanding stock options and other equity awards granted to Mr. Johnson will vest, to the extent not previously vested, and the stock options will remain exercisable for three months; and (iv) the Company will provide continued healthcare coverage until the earlier of (x) the expiration of the severance period, or (y) the date that Mr. Johnson’s “COBRA” coverage terminates or expires or (z) the date that Mr. Johnson obtains new employment that offers substantially similar health benefits.

The foregoing summary of the Executive Employment Agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K. Readers should review the Executive Employment Agreement for a more complete understanding of its terms and conditions.

James Sapirstein.  The Company also previously announced the resignation of James Sapirstein as chief executive officer of the Company, and his agreement to assume the role of Chief Executive Officer of Alliqua BioMedical, Inc., the Company's wholly-owned subsidiary focused on inroducing new active pharmaceutical ingredients into its hydrogel technology for the topical delivery of local and systemic therapies. On February 5, 2013, effective February 4, Mr. Sapirstein also resigned as a director and president of the Company, and entered into a First Amendment to Executive Employment Agreement.  The amendment reflects Mr. Sapirstein’s new position with the Company, and provides for him to receive a bonus of $52,500 for his services in 2012, as well as $5,000 towards his counsel fees in negotiating the amendment.

The foregoing summary of the First Amendment to Executive Employment Agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K. Readers should review the First Amendment to Executive Employment Agreement for a more complete understanding of its terms and conditions.

ITEM 7.01  REGULATION FD DISCLOSURE.

On February 5, 2013, the Company issued a press release announcing the appointment of Mr. Johnson as Chief Executive Officer and the change in Mr. James Sapirstein’s position from Chief Executive Officer at Alliqua, Inc. to Chief Executive Officer of Alliqua BioMedical, the Company’s wholly-owned subsidiary focused on introducing new active pharmaceutical ingredients into its hydrogel technology for the topical delivery of local and systemic therapies. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement, dated as of February 4, 2013, between Alliqua, Inc. and David Johnson

10.2	First Amendment to Executive Employment Agreement, dated as of February 4, 2013, between Alliqua, Inc. and James Sapirstein

10.3	Indemnification Agreement, dated as of February 4, 2013, in favor of David Johnson

10.4	Nonqualified Stock Option Agreement in favor of David Johnson

99.1	Press Release, dated February 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Date February 7, 2013	By:	/s/ Steven Berger
	Name:	Steven Berger
	Title:	Chief Financial Officer